Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc. Reports

Second Quarter 2019 Financial Results

Addison, Texas, July 23, 2019 / Business Wire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter ended June 30, 2019.  The company's net income available to common shareholders was $6.0 million, or $0.52 per basic share, for the quarter ended June 30, 2019, compared to $5.3 million, or $0.45 per basic share, for the quarter ended March 31, 2019 and $4.6 million, or $0.41 per basic share, for the quarter ended June 30, 2018.  In addition to increased net income, earnings per basic share during the second quarter of 2019, compared to the same period in 2018, were impacted by our repurchase of 463,717 shares of common stock between July 1, 2018 and June 30, 2019. Return on average assets and average equity for the second quarter of 2019 were 1.05% and 9.97%, respectively, compared to 0.94% and 9.11%, respectively, for the first quarter of 2019 and 0.90% and 8.58%, respectively, for the second quarter of 2018.

"We are pleased with our financial results in the second quarter as we continue to build scale in all four of our markets and execute on our strategic focus of improving net interest margin and efficiencies throughout the Company.  While loan growth has slowed somewhat in recent quarters, we continue to build strong relationships with high quality borrowers, which has also contributed to our strong core deposit growth.  We will continue to execute on our stock repurchase plan when we see our stock valuation as attractive and representing a good long-term value for our stakeholders," commented Ty Abston, the company's Chairman and Chief Executive Officer.

The company’s growth in net earnings in the second quarter of 2019, as compared to the second quarter of 2018, was primarily attributable to an increase in net interest income, before the provision for loan losses, of $2.8 million.  This was partially offset by an increase in noninterest expense of $1.3 million, of which $904,000 was due to increased employee compensation and benefits and $431,000 to occupancy expenses.  The increase in employee compensation and benefits resulted from our acquisition of Westbound Bank on June 1, 2018, and from an increase of 16 full-time equivalent employees, from 449 as of June 30, 2018 to 465 as of June 30, 2019, in order to continue growing our two de novo locations in Austin and Fort Worth, Texas, as well other employees that were added to support operational growth.  The increase in occupancy expense from the second quarter of 2018 resulted primarily from new locations in Austin and Addison, Texas, as well as our new corporate offices in Addison.

Net interest income, before the provision for loan losses, in the second quarter of 2019 and 2018 was $19.3 million and $16.5 million, respectively, an increase of $2.8 million, or 17.18%.  Net interest margin for the second quarter of 2019 and 2018 was 3.61% and 3.44%, respectively.  Net interest income and net interest margin, on a taxable equivalent basis, were $19.3 million and 3.61%, respectively, for the second quarter of 2019.  Our net interest income was positively affected by achieving higher increases in loan yields than for deposit costs.  During the period, our loan yield increased from 5.00% as of June 30, 2018 to 5.39% as of June 30, 2019, a change of 39 basis points, while our interest bearing deposit costs increased from 1.25% to 1.56% during the same period, a change of 31 basis points.  Net interest margin declined from 3.64% in the first quarter of 2019 to 3.61% in the second quarter of 2019, primarily due to recognition of $213,107 in interest income during the first quarter for two non-accrual loans that was unexpectedly paid off in full, thus increasing the average loan yield earned during the first quarter of 2019 by 0.05%.

The provision for loan losses was $575,000 in the second quarter of 2019, compared to $575,000 in the first quarter of 2019 and $650,000 in the second quarter of 2018.  The provision for loan losses is primarily reflective of organic growth during the respective periods.  Nonperforming assets as a percentage of total loans were 0.64% at June 30, 2019, compared to 0.31% at March 31, 2019, and 0.76% at June 30, 2018. The increase in nonperforming loans from the first quarter to the second quarter of 2019 results primarily from three Small Business Administration (SBA) partially guaranteed loans with combined book balances of $5.8 million as of June 30, 2019 that were acquired from Westbound Bank in June 2018 and for which we are currently in the process of foreclosing and liquidating the underlying collateral.  Excluding these partially SBA guaranteed loans, for which we expect minimal losses, non-performing assets as a percentage of total loans at June 30, 2019 would be 0.29%.

Noninterest income increased $194,000, or 4.95%, in the second quarter of 2019, compared to $3.9 million for the quarter ended June 30, 2018. The increase from the same quarter in 2018 was due primarily to a $198,000, or 22.7%, increase in merchant and debit card fees and a $55,000, or 14.5%, increase in fiduciary income, which were partially offset by a decrease in other non-interest income of $143,000, or 15.9%, resulting from a one-time sales-tax refund from our core processing vendor that was received during the second quarter of 2018.

Noninterest income increased $548,000, or 15.38%, to $4.1 million in the second quarter of 2019, compared to $3.6 million for the quarter ended March 31, 2019. The increase was primarily attributable to an increase in the gain on sale of loans of $206,000, or 43.19% from the prior quarter, an increase of $110,000, or 11.4%, in merchant and debit card fees and an increase of $165,000, or 28.0% in other noninterest income. The increase in other noninterest income was due primarily to a $263,000 servicing asset adjustment that reduced noninterest income in the prior quarter and an $86,000 increase in mortgage loan origination and fee income during the second quarter of 2019.

Noninterest expense increased $1.3 million, or 9.42%, in the second quarter of 2019, compared to the second quarter of 2018.  The increase in noninterest expense in the second quarter of 2019 was primarily driven by an increase in employee compensation and benefits expense to $8.7 million, up $904,000 from the same quarter of the prior year due in part to the Westbound acquisition on June 1, 2018 and to additional employees at our two de novo locations in Austin and Fort Worth, Texas. Occupancy expenses also increased $431,000, from $2.0 million in the second quarter of 2018, to $2.4 million in the second quarter of 2019.  The increase in occupancy expense resulted primarily from relocating into a new permanent location in Austin, as well as a new location and corporate offices in Addison, Texas.  The company’s efficiency ratio in the second quarter of 2019 was 65.74%, compared to 68.88% in the same quarter last year.

Noninterest expense decreased $76,000, or 0.49%, in the second quarter of 2019 to $15.4 million, compared to $15.5 million for the quarter ended March 31, 2019. The decrease was primarily due to a $293,000, or 3.26% decrease in employee compensation and benefits in the current quarter, which was partially offset by a $107,000 increase in FDIC insurance assessment fees from $33,000 in the previous quarter to $140,000 in the second quarter of 2019. The company’s efficiency ratio in the second quarter of 2019 was 65.74%, compared to 68.55% in the prior quarter.

Consolidated assets for the company totaled $2.33 billion at June 30, 2019, compared to $2.31 billion at March 31, 2019, and $2.24 billion at June 30, 2018.  Gross loans increased 2.30%, or $38.1 million, to $1.69 billion at June 30, 2019, compared to loans of $1.66 billion at March 31, 2019.  Gross loans increased 6.30%, or $100.4 million, from $1.59 billion at June 30, 2018.  Deposits increased by 1.11%, or $21.7 million, to $1.98 billion at June 30, 2019, compared to $1.96 billion at March 31, 2019. Total deposits increased 7.33%, or $135.6 million, from $1.85 billion at June 30, 2018.  Increases in gross loans and deposits during these periods resulted from organic growth.  Shareholders' equity totaled $250.1 million as of June 30, 2019, compared to $250.3 million at March 31, 2019 and $239.7 million at June 30, 2018.  The decrease from the previous quarter resulted primarily from repurchases of common stock and payment of dividends, partially offset by increases in operating earnings.  The increases from the second quarter of 2018 were primarily the result of operating earnings, partially offset by the repurchase of common stock and payment of dividends during the period.

Guaranty Bancshares, Inc.

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)

	As of
	2019		2018
	June 30	March 31	December 31	September 30	June 30
ASSETS
Cash and due from banks	$34,823	$40,915	$44,471	$38,483	$37,944
Federal funds sold	46,450	58,000	20,275	10,700	56,850
Interest-bearing deposits	11,162	9,389	6,764	4,868	4,186
Total cash and cash equivalents	92,435	108,304	71,510	54,051	98,980
Securities available for sale	228,714	236,979	232,975	232,378	243,490
Securities held to maturity	158,915	160,980	163,164	164,839	167,239
Loans held for sale	4,052	1,222	1,795	826	1,731
Loans, net	1,678,705	1,640,979	1,645,444	1,638,149	1,580,441
Accrued interest receivable	9,098	8,245	9,292	7,760	8,667
Premises and equipment, net	52,606	52,378	52,227	52,660	53,396
Other real estate owned	535	632	751	1,783	1,926
Cash surrender value of life insurance	34,039	26,458	26,301	25,747	25,590
Deferred tax asset	1,047	2,167	3,209	3,237	2,902
Core deposit intangible, net	4,279	4,493	4,706	4,919	5,133
Goodwill	32,160	32,160	32,160	32,160	32,019
Other assets	36,042	33,994	23,436	24,071	23,126
Total assets	$2,332,627	$2,308,991	$2,266,970	$2,242,580	$2,244,640
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest-bearing	$498,349	$490,206	$489,789	$479,405	$464,236
Interest-bearing	1,485,641	1,472,095	1,381,691	1,357,934	1,384,189
Total deposits	1,983,990	1,962,301	1,871,480	1,837,339	1,848,425
Securities sold under agreements to repurchase	10,814	11,542	12,228	11,107	12,588
Accrued interest and other liabilities	24,265	22,397	10,733	10,187	9,515
Federal Home Loan Bank advances	52,127	50,131	115,136	129,140	120,644
Subordinated debentures	11,310	12,310	12,810	12,810	13,810
Total liabilities	2,082,506	2,058,681	2,022,387	2,000,583	2,004,982

Total shareholders' equity	250,121	250,310	244,583	241,997	239,658
Total liabilities and shareholders' equity	$2,332,627	$2,308,991	$2,266,970	$2,242,580	$2,244,640

Guaranty Bancshares, Inc.

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)

	Quarter Ended
	2019		2018
	June 30	March 31	December 31	September 30	June 30
INCOME STATEMENTS
Interest income	$25,553	$25,307	$24,719	$23,675	$21,026
Interest expense	6,267	6,300	5,863	5,446	4,567
Net interest income	19,286	19,007	18,856	18,229	16,459
Provision for loan losses	575	575	500	500	650
Net interest income after provision for loan losses	18,711	18,432	18,356	17,729	15,809
Noninterest income	4,110	3,562	4,173	3,549	3,916
Noninterest expense	15,394	15,470	14,544	15,027	14,069
Income before income taxes	7,427	6,524	7,985	6,251	5,656
Income tax provision	1,384	1,187	1,473	1,160	1,022
Net earnings	$6,043	$5,337	$6,512	$5,091	$4,634
PER COMMON SHARE DATA
Earnings per common share, basic	$0.52	$0.45	$0.55	$0.43	$0.41
Earnings per common share, diluted	0.52	0.45	0.55	0.42	0.41
Cash dividends per common share	0.17	0.17	0.17	0.15	0.14
Book value per common share - end of quarter	21.64	21.21	20.68	20.23	20.04
Tangible book value per common share - end of quarter(1)	18.48	18.10	17.56	17.13	16.81
Common shares outstanding - end of quarter	11,560,058	11,803,786	11,829,868	11,964,472	11,960,772
Weighted-average common shares outstanding, basic	11,659,513	11,815,966	11,888,817	11,962,654	11,327,363
Weighted-average common shares outstanding, diluted	11,730,058	11,859,458	11,951,271	12,033,434	11,440,103
PERFORMANCE RATIOS
Return on average assets (annualized)	1.05%	0.94%	1.15%	0.91%	0.90%
Return on average equity (annualized)	9.97	9.11	10.67	8.39	8.58
Net interest margin (annualized)(2)	3.61	3.64	3.58	3.51	3.44
Efficiency ratio(3)	65.74	68.55	63.16	69.00	68.88

(1) See Reconciliation of non-GAAP Financial Measures table.

(2) Net interest margin represents the annualized net interest income on a fully tax equivalent basis divided by average interest-earning assets.

(3) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	As of
	2019		2018
	June 30	March 31	December 31	September 30	June 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$286,190	$246,176	$261,779	$248,758	$234,396
Real estate:
Construction and development	231,167	250,852	237,503	229,307	211,745
Commercial real estate	592,945	581,926	582,519	599,153	570,448
Farmland	71,009	72,274	67,845	65,209	68,272
1-4 family residential	391,789	390,618	393,067	392,456	392,940
Multi-family residential	44,699	37,430	38,386	38,523	39,023
Consumer	56,099	56,158	54,777	53,947	52,949
Agricultural	19,721	19,994	23,277	24,184	23,362
Overdrafts	228	275	382	326	339
Total loans(1)(2)	$1,693,847	$1,655,703	$1,659,535	$1,651,863	$1,593,474

	Quarter Ended
	2019		2018
	June 30	March 31	December 31	September 30	June 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,190	$14,651	$14,441	$13,890	$13,375
Loans charged-off	(87)	(78)	(507)	(94)	(201)
Recoveries	65	42	217	145	66
Provision for loan losses	575	575	500	500	650
Balance at end of period	$15,743	$15,190	$14,651	$14,441	$13,890

Allowance for loan losses / period-end loans	0.93%	0.92%	0.88%	0.87%	0.87%
Allowance for loan losses / nonperforming loans	163.2	419.2	248.7	166.8	162.3
Net charge-offs / average loans (annualized)	0.01	0.01	0.07	(0.01)	0.04

NON-PERFORMING ASSETS
Non-accrual loans (3)	$9,645	$3,624	$5,891	$8,657	$8,557
Other real estate owned	535	632	751	1,783	1,926
Repossessed assets owned	612	948	971	986	1,624
Total non-performing assets	$10,792	$5,204	$7,613	$11,426	$12,107

Non-performing assets as a percentage of:
Total loans(1)(3)	0.64%	0.31%	0.46%	0.69%	0.76%
Total assets	0.46	0.23	0.34	0.51	0.54

Restructured loans-nonaccrual	$486	$487	$335	$—	$—
Restructured loans-accruing	671	671	861	727	737

(1) Excludes outstanding balances of loans held for sale of $4.1 million, $1.2 million, $1.8 million, $826,000, and $1.7 million as of June 30 and March 31, 2019, and December 31, September 30, and June 30, 2018, respectively.

(2) Excludes deferred loan fees of $601,000, $466,000, $560,000, $727,000, and $857,000 as of June 30 and March 31, 2019, and December 31, September 30, and June 30, 2018, respectively.

(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	Quarter Ended
	2019		2018
	June 30	March 31	December 31	September 30	June 30
NONINTEREST INCOME
Service charges	$889	$826	$939	$921	$852
Net realized gain (loss) on securities transactions	(22)	—	—	1	(51)
Net realized gain on sale of loans	683	477	437	637	678
Fiduciary income	434	425	408	402	379
Bank-owned life insurance income	155	158	152	157	135
Merchant and debit card fees	1,069	959	1,005	937	871
Loan processing fee income	148	128	131	158	155
Other noninterest income	754	589	1,101	336	897
Total noninterest income	$4,110	$3,562	$4,173	$3,549	$3,916

NONINTEREST EXPENSE
Employee compensation and benefits	$8,693	$8,986	$8,399	$8,156	$7,789
Occupancy expenses	2,437	2,451	2,322	2,217	2,006
Legal and professional fees	687	626	531	948	1,033
Software and technology	772	782	653	636	657
Amortization	349	349	347	349	275
Director and committee fees	226	239	227	255	268
Advertising and promotions	422	385	416	335	380
ATM and debit card expense	292	278	270	289	259
Telecommunication expense	169	174	173	170	154
FDIC insurance assessment fees	140	33	146	164	159
Other noninterest expense	1,207	1,167	1,060	1,508	1,089
Total noninterest expense	$15,394	$15,470	$14,544	$15,027	$14,069

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	For the Three Months Ended June 30,
	2019			2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,681,043	$22,581	5.39%	$1,464,724	$18,242	5.00%
Securities available for sale	233,196	1,471	2.53	248,422	1,492	2.41
Securities held to maturity	160,108	1,013	2.54	168,948	1,038	2.46
Nonmarketable equity securities	12,180	139	4.58	8,588	97	4.53
Interest-bearing deposits in other banks	56,863	349	2.46	30,340	157	2.08
Total interest-earning assets	2,143,390	25,553	4.78	1,921,022	21,026	4.39
Allowance for loan losses	(15,448)			(13,671)
Noninterest-earnings assets	186,686			147,812
Total assets	$2,314,628			$2,055,163
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,464,464	$5,704	1.56%	$1,286,308	$4,004	1.25%
Advances from FHLB and fed funds purchased	62,403	381	2.45	86,228	374	1.74
Subordinated debentures	12,491	173	5.56	13,810	176	5.11
Securities sold under agreements to repurchase	10,521	9	0.34	14,043	13	0.37
Total interest-bearing liabilities	1,549,879	6,267	1.62	1,400,389	4,567	1.31
Noninterest-bearing liabilities:
Noninterest-bearing deposits	503,347			431,709
Accrued interest and other liabilities	21,001			7,034
Total noninterest-bearing liabilities	524,348			438,743
Shareholders’ equity	240,401			216,031
Total liabilities and shareholders’ equity	$2,314,628			$2,055,163
Net interest rate spread(2)			3.16%			3.08%
Net interest income		$19,286			$16,459
Net interest margin(3)			3.61%			3.44%

(1) Includes average outstanding balances of loans held for sale of $1.2 million and $1.9 million for the three months ended June 30, 2019 and 2018, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.

Selected Financial Data (Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2019			2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,666,407	$44,825	5.42%	$1,415,000	$34,498	4.92%
Securities available for sale	233,409	3,001	2.59	243,356	2,934	2.43
Securities held to maturity	161,109	2,041	2.55	170,803	2,099	2.48
Nonmarketable equity securities	12,154	309	5.13	8,051	186	4.66
Interest-bearing deposits in other banks	57,051	684	2.42	36,907	347	1.90
Total interest-earning assets	2,130,130	50,860	4.81	1,874,117	40,064	4.31
Allowance for loan losses	(15,178)			(13,332)
Noninterest-earning assets	187,795			145,093
Total assets	$2,302,747			$2,005,878
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,461,379	$11,377	1.57%	$1,271,225	$7,278	1.15%
Advances from FHLB and fed funds purchased	68,517	828	2.44	73,176	588	1.62
Subordinated debentures	12,401	342	5.56	13,810	343	5.01
Securities sold under agreements to repurchase	10,792	20	0.37	12,839	24	0.38
Total interest-bearing liabilities	1,553,089	12,567	1.63	1,371,050	8,233	1.21
Noninterest-bearing liabilities:
Noninterest-bearing deposits	489,694			416,114
Accrued interest and other liabilities	20,950			6,316
Total noninterest-bearing liabilities	510,644			422,430
Shareholders’ equity	239,014			212,398
Total liabilities and shareholders’ equity	$2,302,747			$2,005,878
Net interest rate spread(2)			3.18%			3.10%
Net interest income		$38,293			$31,831
Net interest margin(3)			3.63%			3.43%

(1) Includes average outstanding balances of loans held for sale of $1.9 million and $1.8 million for the six months ended June 30, 2019 and 2018, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	As of
	2019		2018
	June 30	March 31	December 31	September 30	June 30
Total shareholders’ equity	$250,121	$250,310	$244,583	$241,997	$239,658
Adjustments:
Goodwill	(32,160)	(32,160)	(32,160)	(32,160)	(32,019)
Core deposit intangible	(4,279)	(4,493)	(4,706)	(4,919)	(5,133)
Total tangible common equity	$213,682	$213,657	$207,717	$204,918	$202,506
Common shares outstanding - end of quarter(1)	11,560,058	11,803,786	11,829,868	11,964,472	11,960,772
Book value per common share	$21.64	$21.21	$20.68	$20.23	$20.04
Tangible book value per common share	18.48	18.10	17.56	17.13	16.93

(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.”  We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A.  As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 30 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state.  Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881
investors@gnty.com

Source: Guaranty Bancshares, Inc.